Exhibit 99.1
September 28, 2026
DFDV Grows SOL Treasury 10% in Just 6 Weeks, Surpassing 2.5 Million SOL Held
Continued purchases and organic accumulation drive approximately 10% growth in SOL holdings since the Company’s August 12 Earnings Update

Quarter-to-date, SOL has outperformed the Nasdaq-100 by 72%, and DFDV has outperformed SOL by 1.4x over that same period

CHAD brings Digital Credit 2.0 to income investors: a 13% annual dividend rate supported by a productive SOL treasury

BOCA RATON, FL — September 28, 2026 — DeFi Development Corp. (Nasdaq: DFDV) (the "Company" or "DeFi Dev Corp."), the first U.S. public company with a treasury strategy built to accumulate and compound Solana ("SOL"), today announced that it has added approximately 47,706 SOL to its treasury since September 21, 2026, bringing total holdings to approximately 2,538,010 SOL and SOL equivalents worth $309M.

The latest increase represents approximately 2% growth week over week, and brings total SOL and SOL equivalents growth to approximately 10% since the Company’s Q2 earnings report on August 12. With the recently established $300 million CHAD ATM providing an additional source of growth capital, the Company believes its SOL accumulation flywheel is continuing to gain momentum.

“We are building our SOL treasury week by week, and those gains are adding up,” said Joseph Onorati, Chief Executive Officer of DeFi Development Corp. “Our SOL and SOL equivalents grew another 2% last week. Since our Q2 earnings update, we have added over 226,000 SOL, expanding our treasury 10% in just six weeks. With tokenization and agentic AI opening new opportunities for Solana, we intend to keep accumulating and put those holdings to work.”

Building for Tokenization and Agentic AI

DFDV believes tokenization and agentic AI represent significant potential drivers of demand for crypto, with Solana well positioned to support financial activity that requires fast settlement, low transaction costs, and around-the-clock availability.

“Tokenization brings stocks, funds, and other financial assets onchain. Agentic AI introduces software that can transact, make payments, and manage resources on its own,” continued Onorati. “Both need financial infrastructure that operates at lightning speed. We believe Solana will become a core part of that infrastructure, and we intend to keep building our position as that opportunity develops.”

From June 30, 2026 through September 25, 2026, SOL gained approximately 73%, outperforming the Nasdaq-100 by approximately 72 percentage points. DFDV shares gained approximately 105% over the same period, delivering approximately 1.4 times SOL’s percentage return.

“This quarter’s performance has been strong, but our investment thesis in Solana extends much further,” said Onorati. “We see a future with trillions of dollars of assets, payments, and economic activity moving onchain, and we believe Solana will capture a meaningful share of that opportunity. Our objective is to accumulate as much SOL as we can ahead of that adoption, put it to work, and compound our holdings as the network grows.”

CHAD: Bringing Digital Credit 2.0 to More Investors
Alongside continued SOL accumulation, DFDV continued expanding its efforts to build awareness, market access, and liquidity for CHAD, its Nasdaq-listed variable-rate preferred stock. CHAD currently carries a 13% annual dividend rate on its $10 stated amount, equivalent to $1.30 per share annually at the current rate, with dividends paid each business day when declared.

The Company views CHAD as Digital Credit 2.0: preferred equity supported by a productive treasury. Through staking and validator operations, DFDV’s SOL holdings generate recurring rewards and fees, providing an organic source of income to support dividend obligations. Additional SOL deployed into these operations can expand the treasury’s earning capacity, connecting continued accumulation with the economics supporting CHAD.

“Digital Credit 2.0 starts with a simple idea: the assets supporting the preferred should themselves be productive,” said Joseph Onorati, Chief Executive Officer of DeFi Development Corp. “Our SOL treasury earns additional SOL through staking and validator operations. That gives CHAD an income-generating foundation and gives us the opportunity to grow that earning power as we accumulate more.”

“CHAD brings that story to income investors through a 13% annual dividend rate and payments each business day when declared,” continued Onorati. “We want to make CHAD a widely recognized name in digital credit. Expanding investor access, demonstrating dividend coverage, and supporting trading toward its $10 stated amount are priorities for us.”

Learn more about CHAD at www.defidevcorp.com/chad.

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About DeFi Development Corp.
DeFi Development Corp. (Nasdaq: DFDV) has adopted a treasury policy under which the principal holding in its treasury reserve is allocated to SOL. Through this strategy, the Company provides investors with direct economic exposure to SOL, while also actively participating in the growth of the Solana ecosystem. In addition to holding and staking SOL, DeFi Development Corp. operates its own validator infrastructure, generating staking rewards and fees from delegated stake. The Company is also engaged across decentralized finance (DeFi) opportunities and continues to explore innovative ways to support and benefit from Solana’s expanding application layer.
The Company is also an AI-powered online platform that connects the commercial real estate industry by providing value-add services and software subscriptions to multifamily and commercial property professionals, as the Company connects the increasingly complex ecosystem that stakeholders have to manage. The Company’s data and software offerings are generally offered on a subscription basis as software as a service.

Forward Looking Statements
This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, but are not limited to, statements regarding the anticipated issuance price of shares under the ATM program, the intended use of proceeds, and the Company’s ability to expand its SOL treasury and increase revenue, and can be identified by words such as "anticipate," "intend," "plan," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company's current beliefs, expectations, and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict, many of which are outside of the Company's control. The Company's actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.
Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) fluctuations in the market price of SOL and any associated losses that the Company may incur as a result of a decrease in the market price of SOL; (ii) a failure for the demand for SOL, or activity on the SOL network, to continue to develop and grow as predicted in our DFDV Model or at all; (iii) volatility in our stock price, including due to future issuances of common stock and securities convertible into common stock; (iv) the effect of and uncertainties related to the ongoing volatility in interest rates; (v) our ability to achieve and maintain profitability in the future; (vi) the impact on our business of the regulatory environment and complexities of complying with such environment, including changes in securities laws or other laws or regulations; (vii) changes in the accounting treatment relating to the Company's SOL holdings; (viii) our ability to respond to general economic conditions; (ix) our ability to manage our growth effectively and our expectations regarding the development and expansion of our business; (x) our ability to access sources of capital, including debt financing and other sources of capital to finance operations and growth; and (xi) other risks and uncertainties more fully described in the section captioned

"Risk Factors" in the Company's most recent Annual Report on Form 10-K and other reports we file with the SEC.

As a result of these matters, changes in facts, assumptions not being realized, or other circumstances, the Company's actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Investor Contact:
ir@defidevcorp.com

Media Contact:
press@defidevcorp.com